Exhibit 99.1

Bancshares of Florida, Inc.
Summary of Consolidated Financial Data (Unaudited)
(Dollars in thousands, except per share data)

The following (unaudited) summary financial data for the quarters and years ended December 31, 2005 and 2004, and for the quarter ended September 30, 2005, are derived from our financial statements and other data. Loans held for investment are stated before allowance for loan losses. Earnings per share is computed using the weighted average number of shares of common stock and dilutive common stock equivalents from stock warrants and stock options as required. Book value per share excludes the effect of any outstanding stock warrants and stock options.

	For the Quarter Ended

			Increase/(decrease)

	December 31, 2005	September 30, 2005	$	%

Total interest income	$8,819	$7,560	$1,259	16.7%
Total interest expense	3,040	2,371	669	28.2%
Net interest income before provision	5,779	5,189	590	11.4%
Provision for loan losses	594	614	(20)	-3.3%
Net interest income after provision	5,185	4,575	610	13.3%
Non interest income	879	865	14	1.6%
Gain on sale of investments	0	0	0	N/A
Noninterest expense	5,448	4,853	595	12.3%
Income before taxes	616	587	29	4.9%
Income tax benefit	(3,728)	0	(3,728)	N/A
Net income (loss)	4,344	587	3,757	640.0%
Basic earnings (loss) per common share	$0.73	$0.10	$0.63	630.0%
Diluted earnings (loss) per common share	$0.70	$0.10	$0.60	600.0%
Weighted average common shares - Basic	5,922,862	5,917,630	5,232	0.1%
Weighted average common shares - Diluted	6,216,801	6,168,208	48,593	0.8%
Return on average assets	3.14%	0.46%	2.68%	585.0%
Return on average common equity	31.50%	4.27%	27.23%	638.4%
Top-line revenue	$6,658	$6,054	$604	10.0%
Net interest margin	4.42%	4.31%	0.11%	2.6%
Efficiency ratio	81.83%	80.16%	1.67%	2.1%
Average equity to average assets	9.97%	10.74%	-0.77%	-7.2%
Average loans held for investment to average deposits	97.44%	93.32%	4.12%	4.4%
Net charge-offs to average loans	0.06%	0.04%	0.02%	N/A

			Increase/(decrease)

	December 2005	September 2005	$	%

Total assets	$569,782	518,083	$51,699	10.0%
Cash and cash equivalents	50,117	43,081	7,036	16.3%
Earning assets	536,933	494,945	41,988	8.5%
Investment securities	18,622	19,094	(472)	-2.5%
Loans	487,574	445,494	42,080	9.4%
Allowance for loan losses	4,603	4,084	519	12.7%
Deposits	495,080	443,308	51,772	11.7%
Borrowings	14,000	19,000	(5,000)	-26.3%
Stockholders’ equity	$59,061	54,285	$4,776	8.8%
Total common shares outstanding	5,942,783	5,919,385	23,398	0.4%
Book value per common share	$9.94	$9.17	$0.77	8.4%
Loan loss allowance to total loans	0.94%	0.92%	0.02%	2.2%
Loan loss allowance to nonperforming loans	1435.40%	1350.37%	85.03%	6.3%
Nonperforming loans to total loans	0.07%	0.07%	0.00%	3.1%
Nonperforming assets to total assets	0.06%	0.06%	0.00%	2.8%
Leverage (tier 1 to average total assets)	10.28%	10.46%	-0.18%	-1.7%
Assets under advice--Bank of Florida Trust Company	$390,002	$340,753	49,249	14.5%

	For the Quarter Ended

			Increase/(decrease)

	December 2005	December 2004	$	%

Total interest income	$8,819	$4,526	$4,293	94.9%
Total interest expense	3,040	1,528	1,512	99.0%
Net interest income before provision	5,779	2,998	2,781	92.8%
Provision for loan losses	594	451	143	31.7%
Net interest income after provision	5,185	2,547	2,638	103.6%
Non interest income	879	616	263	42.7%
Gain on sale of investments	0	0	0	N/A
Noninterest expense	5,448	4,156	1,292	31.1%
Income before taxes	616	(993)	1,609	162.0%
Income tax benefit	(3,728)	0	(3,728)	N/A
Net income (loss)	4,344	(993)	5,337	537.5%
Basic earnings (loss) per common share	$0.73	$(0.21)	$0.94	447.6%
Diluted earnings (loss) per common share	$0.70	$(0.22)	$0.92	418.1%
Weighted average common shares - Basic	5,922,862	4,835,632	1,087,230	22.5%
Weighted average common shares - Diluted	6,216,801	4,835,632	1,381,169	28.6%
Return on average assets	3.14%	-1.07%	4.21%	393.0%
Return on average common equity	31.50%	-111.10%	142.60%	128.4%
Top-line revenue	$6,658	$3,615	$3,044	84.2%
Net interest margin	4.42%	3.45%	0.97%	28.1%
Efficiency ratio	81.83%	115.00%	-33.17%	-28.8%
Average equity to average assets	9.97%	1.04%	8.93%	858.7%
Average loans held for investment to average deposits	97.44%	90.37%	7.07%	7.8%
Net charge-offs to average loans	0.06%	0.72%	-0.66%	N/A

			Increase/(decrease)

	December 2005	December 2004	$	%

Total assets	$569,782	420,808	$148,974	35.4%
Cash and cash equivalents	50,117	57,897	(7,780)	-13.4%
Earning assets	536,933	394,851	142,082	36.0%
Investment securities	18,622	25,945	(7,323)	-28.2%
Loans	487,574	325,981	161,593	49.6%
Allowance for loan losses	4,603	2,817	1,786	63.4%
Deposits	495,080	376,064	119,016	31.6%
Borrowings	14,000	2,000	12,000	600.0%
Stockholders’ equity	$59,061	41,954	$17,107	40.8%
Total common shares outstanding	5,942,783	4,835,632	1,107,151	22.9%
Book value per common share	$9.94	$7.93	$2.01	25.3%
Loan loss allowance to total loans	0.94%	0.86%	0.08%	9.3%
Loan loss allowance to nonperforming loans	1435.40%	480.70%	954.70%	198.6%
Nonperforming loans to total loans	0.07%	0.18%	-0.11%	-61.1%
Nonperforming assets to total assets	0.06%	0.14%	-0.08%	-56.9%
Leverage (tier 1 to average total assets)	10.28%	11.07%	-0.79%	-7.1%
Assets under advice--Bank of Florida Trust Company	$390,002	$202,138	187,864	92.9%

	For the Year Ended

			Increase/(decrease)

	December 31, 2005	December 31, 2004	$	%

Total interest income	$28,491	$14,767	$13,724	92.9%
Total interest expense	9,348	4,962	4,386	88.4%
Net interest income before provision	19,143	9,805	9,338	95.2%
Provision for loan losses	1,903	1,279	624	48.8%
Net interest income after provision	17,240	8,526	8,714	102.2%
Non interest income	3,259	2,172	1,087	50.0%
Gain on sale of investments	0	4	(4)	-100.0%
Noninterest expense	19,344	13,582	5,762	42.4%
Income before taxes	1,155	(2,880)	4,035	140.1%
Income tax benefit	(3,728)	0	(3,728)	N/A
Net income (loss)	4,883	(2,880)	7,763	269.5%
Basic earnings (loss) per common share	$0.82	$(0.81)	$1.63	201.2%
Diluted earnings (loss) per common share	$0.79	$(0.81)	$1.60	197.5%
Weighted average common shares - Basic	5,594,622	3,811,270	1,783,352	46.8%
Weighted average common shares - Diluted	5,806,889	3,811,270	1,995,619	52.4%
Return on average assets	0.98%	-0.93%	1.91%	205.6%
Return on average common equity	9.79%	-9.60%	19.39%	201.9%
Top-line revenue	$22,402	$11,977	$10,425	87.0%
Net interest margin	4.11%	3.42%	0.69%	20.2%
Efficiency ratio	86.35%	113.40%	-27.05%	-23.9%
Average equity to average assets	10.34%	10.61%	-0.27%	-2.5%
Average loans held for investment to average deposits	92.81%	95.23%	-2.42%	-2.5%
Net charge-offs to average loans	0.04%	0.02%	0.02%	N/A